Exhibit 99.1

ModSys International Ltd. “Modern Systems” to Announce First Quarter 2015 Results on Thursday, May 14, 2015

May 13, 2015

Seattle, WA:  ModSys International Ltd. (“Modern Systems”) (NASDAQ: MDSY) announced today that it will report its first quarter 2015 financial results on Thursday, May 14, 2015. The company’s management team will host a conference call to discuss the results at 4:30 p.m. EDT/1:30 p.m. PDT. The call can be accessed by dialing 1-888-572-7025 within the United States, or via local US number 1-719-457-2664, if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 1957833.

About ModSys International Ltd. “Modern Systems”

ModSys International Ltd. (“Modern Systems”) (NASDAQ: MDSY) is a leading provider of legacy modernization services. The Modern Systems portfolio includes a comprehensive suite of tools and services that modernize legacy applications and databases incrementally or all at once. Modern Systems technologies can be applied to source applications and databases leveraging COBOL, Natural Adabas, IDMS, CA GEN and more. The modernized environments can leverage Java, C#, SQL Server, Oracle Database, IBM DB2 and virtual infrastructure to deliver identical or better functionality and performance. Modern Systems customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  Modern Systems has six offices in the United States, United Kingdom, Italy, Romania, and Israel. All references in this release to “we,” “our,” “us,” the “Company”, and “Modern Systems” refer to ModSys International Ltd. and its subsidiaries unless otherwise indicated.